PROSPECTUS SUPPLEMENT                 FILED PURSUANT TO RULES 424(b)(2)
                                      REGISTRATION NO. 333-01025
(TO PROSPECTUS DATED JUNE 11, 1996)   REGISTRATION NO. 333-01025-01

                                 $150,000,000

                    HOUSEHOLD FINANCIAL CORPORATION LIMITED

                FLOATING RATE SENIOR NOTES DUE NOVEMBER 1, 2001
     UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL AND INTEREST BY

                         HOUSEHOLD INTERNATIONAL, INC.

                               ----------------

  The Notes will mature on November 1, 2001. Interest on the Notes is payable quarterly on February 1, May 1, August 1 and November 1, commencing February 1, 1997. The interest rate in effect for the Interest Period commencing on each Interest Reset Date will be LIBOR (as defined herein) plus 0.15%. The Notes are not redeemable or repayable prior to maturity and do not provide for any sinking fund. The Notes will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants. Except as described herein, Notes in definitive form will not be issued. See "Description of Notes" herein.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE ACCURACY  OR  ADEQUACY  OF  THIS PROSPECTUS  OR  THE
     PROSPECTUS  SUPPLEMENT.  ANY REPRESENTATION  TO  THE  CONTRARY IS  A
      CRIMINAL OFFENSE.

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                                                    UNDERWRITING    PROCEEDS TO
                                        PRICE TO    DISCOUNTS AND    HOUSEHOLD
                                       PUBLIC (1)  COMMISSIONS (2) CANADA (1)(3)
--------------------------------------------------------------------------------
Per Note.............................   100.00%         .45%          99.55%
--------------------------------------------------------------------------------
Total................................ $150,000,000    $675,000     $149,325,000
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from October 30, 1996.
(2) Household Canada and Household International have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deduction of expenses payable by Household Canada estimated at $225,000.

                               ----------------

  The Notes are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Notes in book-entry form will be made through the facilities of The Depository Trust Company on or about October 30, 1996 against payment therefor in immediately available funds.

                               ----------------

MERRILL LYNCH & CO.
                     LEHMAN BROTHERS
                                               CIBC WOOD GUNDY SECURITIES CORP.

                               ----------------

          The date of this Prospectus Supplement is October 25, 1996

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

                             DESCRIPTION OF NOTES

  The following description of the terms of the Floating Rate Senior Notes due November 1, 2001 (the "Notes") offered hereby (referred to in the Prospectus as the "Offered Debt Securities") supplements, insofar as such description relates to the Notes, the description of the Debt Securities set forth in the Prospectus under the heading "Description of Debt Securities and Guarantees," to which description reference is hereby made.

GENERAL

  The Notes will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof. The Notes will mature on November 1, 2001.

  The Notes are not redeemable at the option of Household Canada prior to maturity. The Notes will not be entitled to any sinking fund.

  The Notes will be unconditionally guaranteed as to payment of principal and interest by Household International.

  The Notes will be issued under an Indenture dated as of May 15, 1993, among Household Canada, Household International, as guarantor, and LaSalle National Trust, N.A., as Trustee.

INTEREST

  Interest Payment Dates. Interest on Notes will be payable quarterly on each February 1, May 1, August 1 and November 1, commencing February 1, 1997 (each an "Interest Payment Date"). Interest payable on each Interest Payment Date will include interest accrued from and including October 30, 1996 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date. Interest payable prior to maturity will be payable to the person in whose name a Note is registered at the close of business on the fifteenth calendar day of the month next preceding an Interest Payment Date. The interest payment at maturity will include interest accrued to but excluding the Maturity Date and will be payable to the person to whom principal is payable.

  "Interest Period" shall mean the period beginning on and including October 30, 1996 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date. Interest shall be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

  "Interest Reset Date" means the first day of any Interest Period.

  The "Spread" for each Interest Period will be 0.15%.

  Interest Rate. The per annum rate of interest for each Interest Period will be (i) LIBOR (as defined herein) on the second London Business Day preceding the Interest Reset Date for such Interest Period (the "Interest Determination Date") plus (ii) the Spread. "LIBOR" for each Interest Period will be determined by the Company in accordance with the following provisions:

    (i) On each Interest Determination Date, the Company will ascertain the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date.

    (ii) If such rate does not appear on the Telerate Page 3750, or the Telerate Page 3750 is unavailable, the Company will request four major banks in the London interbank market (the "Reference Banks") to provide the Company with their offered quotation (expressed as a rate per annum) for three-month deposits in U.S. dollars to leading banks in the London interbank market, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time, at approximately 11:00 a.m. (London time) on the Interest Determination Date. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations.

    (iii) If less than two of the Reference Banks provide the Company with such offered quotations, LIBOR in respect to that Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Company at approximately 11:00 a.m., New York City time, on that Interest Determination Date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Company are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

  "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

  The Paying Agent will not be responsible for determining the interest rates applicable to any Note. All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward).

BOOK-ENTRY SYSTEM

  The Notes will be represented by one or more global securities (the "Global Security"). The Global Security will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. See "Description of Debt Securities and Guarantees--Book-Entry System" in the Prospectus.

                                USE OF PROCEEDS

  Household Canada will apply the net proceeds from the sale of the Notes to its general funds to be used to fund investments in, or extensions of credit to, its subsidiaries; to reduce other outstanding indebtedness (which may include indebtedness owed to its affiliates, including Household International); or to fund acquisitions of other companies or portfolios.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The ratios of earnings to fixed charges for Household International and Household Canada for the periods indicated below were as follows:

                                                 SIX
                                               MONTHS
                                                ENDED
                                              JUNE 30,  YEAR ENDED DECEMBER 31,
                                              --------- ------------------------
                                              1996 1995 1995 1994 1993 1992 1991
                                              ---- ---- ---- ---- ---- ---- ----
Household International and subsidiaries..... 1.48 1.40 1.47 1.41 1.38 1.19 1.10
Household Canada and subsidiaries............ 1.12 0.97 1.07 0.86 0.77 0.79 0.83

  For purposes of calculating the ratio, earnings consist of income from continuing operations to which has been added income taxes and fixed charges. For Household International, fixed charges consist of interest on all indebtedness (including capitalized interest) and one-third of rental expense (approximate portion representing interest). For Household Canada, fixed charges consist of interest on all indebtedness (excluding capitalized interest and one-third of rental expense); the respective ratios calculated on a basis including capitalized interest and one-third of rental expense are 1.12, 0.97, 1.07, 0.86, 0.77, 0.79 and 0.83, respectively.

                              CERTAIN TAX MATTERS

  The following is a summary of the principal United States and Canadian Federal income tax consequences with respect to the purchase, ownership and disposition of a Note by a holder that is not a resident of Canada within the meaning of the Income Tax Act (Canada) (the "ITA") and is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (a "United States Holder"). This summary is based on facts as they exist and laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, and is included for general information only and may not apply to all United States Holders. Prospective purchasers of Notes should consult their own tax advisors in determining the United States, Canadian and any other tax consequences to them of the purchase, ownership and disposition of Notes or beneficial interests therein.

UNITED STATES TAXATION

  Any interest paid on the Notes should be considered as foreign source income for United States income tax purposes (including for purposes of computing a holder's U.S. foreign tax credit limitation).

  Upon the sale, exchange or redemption of a Note, a United States Holder will recognize a gain or loss, if any, for United States Federal income tax purposes equal to the difference between the amount realized on the sale, exchange or redemption and the United States Holder's tax basis in the Note. Such gain or loss generally will be capital gain or loss if the Note is held as a capital asset.

  A 31% backup withholding tax and an information reporting requirement is applicable to certain non-corporate United States Holders with respect to payments of principal and interest on, and the proceeds of the sale of, the Notes unless such United States Holder makes certain written certifications and provides certain identifying information in accordance with applicable requirements or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a holder would be allowed as a refund or a credit against such United States Holder's Federal income tax provided that the required information is furnished to the United States Internal Revenue Service.

CANADIAN TAXATION

  This summary is based on the current provisions of the ITA and the regulations thereunder, the understanding of Household Canada of the current assessing and administrative practices of Revenue Canada, Customs, Excise and Taxation ("Revenue Canada") and all specific proposals to amend the ITA and the regulations thereunder publicly announced by the Minister of Finance prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law or in the assessment and administrative practices of Revenue Canada, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada. This summary is of a general nature only and is not intended to be, and should not be interpreted as legal or tax advice to any holder of Notes.

  Interest payable by Household Canada on the Notes to initial holders who are non-residents of Canada with whom Household Canada and Household International are dealing at arm's length (within the meaning of the ITA) at the time of making the payment will be exempt from non-resident withholding tax under the ITA.

  No other taxes on income (including taxable capital gains) will be payable under the ITA in respect of the holding or disposition of the Notes, or the receipt of interest thereon by holders who are not resident, nor deemed to be resident, in Canada at any time when Notes are owned by such holders and who do not use or hold and are not deemed to use or hold, the Notes in carrying on business in Canada for purposes of the ITA. However, in certain circumstances, holders who are non-resident insurers carrying on an insurance business in Canada may be subject to tax under the ITA in respect of the holding or disposition of the Notes, or the receipt of interest thereon.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") among Household Canada, Household International and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and CIBC Wood Gundy Securities Corp. (the "Underwriters"), Household Canada has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the respective principal amounts of the Notes set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Notes if any are purchased.

                                                                    PRINCIPAL
      UNDERWRITER                                                     AMOUNT
      -----------                                                  ------------
      Merrill Lynch, Pierce, Fenner & Smith
               Incorporated....................................... $ 75,000,000
      Lehman Brothers Inc. .......................................   50,000,000
      CIBC Wood Gundy Securities Corp. ...........................   25,000,000
                                                                   ------------
          Total................................................... $150,000,000
                                                                   ============

  The Underwriters have advised Household Canada that they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of .30% of the principal amount. The Underwriters may allow and such dealers may reallow a discount not in excess of .25% of the principal amount of the Notes to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  The Notes are a new issue of securities with no established trading market. Household Canada has been advised by the Underwriters that they intend to make a market in the Notes but they are not obligated to do so and may discontinue such market-making at any time without notice. No assurance can be given, however, as to whether a trading market in the Notes will develop or as to the liquidity of any trading market for the Notes.

  Household Canada and Household International have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                                LEGAL OPINIONS

  The legality of the Notes and the Guarantees will be passed upon by John W. Blenke, Vice President--Corporate Law and Assistant Secretary for Household International. As of the date of this Prospectus Supplement, Mr. Blenke is a full-time employee and an officer of Household International and owns, and holds options to purchase, shares of Common Stock of Household International. Certain legal matters in connection with the Notes and the Guarantees will be passed upon for the Underwriters by McDermott, Will & Emery, Chicago, Illinois.

                                    EXPERTS

  The financial statements of Household Canada and its subsidiaries and the financial statements of Household International and its subsidiaries incorporated by reference in the Prospectus, to the extent and for the periods indicated in its reports, have been audited by Arthur Andersen LLP, independent public accountants, and are so incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

                    HOUSEHOLD FINANCIAL CORPORATION LIMITED

                                 SENIOR NOTES
                                      AND
                       WARRANTS TO PURCHASE SENIOR NOTES

                         HOUSEHOLD INTERNATIONAL, INC.

                                   GUARANTOR

  Household Financial Corporation Limited ("Household Canada") from time to time may offer one or more series of unsecured senior notes ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and Warrants being hereinafter collectively called the "Securities") having an aggregate initial offering price of up to U.S.$400,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit. All Debt Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Household International, Inc. ("Household International"). The guarantees of the Debt Securities (the "Guarantees") will constitute unsecured obligations of Household International and will rank on a parity with other unsecured senior indebtedness of Household International. The Debt Securities will be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus ("Prospectus Supplement"). The Debt Securities and Warrants may be sold for U.S. dollars, foreign currencies or foreign currency units, and the principal of and any interest on the Debt Securities may be payable in U.S. dollars, foreign currencies or foreign currency units. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be issued only in denominations of U.S.$100,000, or the equivalent thereof, or any amount in excess thereof which is an integral multiple of U.S.$1,000. The specific designation, aggregate principal amount, the currency or currency unit for which the Securities may be purchased, the currency or currency unit in which the principal and any interest is payable, the rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement. With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, exercise price, duration, detachability and other terms of the Warrants.

  Household Canada may sell Securities through underwriting syndicates led by one or more managing underwriters or through one or more underwriting firms acting alone, to or through dealers, acting as principals for their own account or as agents, and also may sell Securities directly to other purchasers. See "Plan of Distribution". The names of any underwriters or agents involved in the sale of the Securities in respect to which this Prospectus is being delivered and their compensation will be set forth in the Prospectus Supplement.

                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

 THESE SECURITIES HAVE NOT BEEN AND WILL  NOT BE QUALIFIED FOR SALE UNDER THE
   SECURITIES  LAWS  OF  CANADA  OR  ANY  PROVINCE  OR  TERRITORY  THEREOF.
     ACCORDINGLY, THESE SECURITIES  MAY NOT BE OFFERED OR  SOLD IN CANADA
       OR ANY PROVINCE OR TERRITORY  THEREOF AND THIS DOCUMENT DOES NOT
         CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO
           BUY ANY OF THESE SECURITIES IN CANADA OR ANY PROVINCE OR
            TERRITORY THEREOF.

                               ----------------

                THE DATE OF THIS PROSPECTUS IS JUNE 11, 1996.

                             AVAILABLE INFORMATION

  Household Canada and Household International have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement on Form F-3 and Form S-3, respectively, (collectively, the "Registration Statement," which term encompasses any amendments thereof) under the Securities Act of 1933, as amended, with respect to the Securities and the Guarantees offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto to which reference is hereby made. Statements or extracts presented in this Prospectus from financial statements, contracts, agreements or other documents included as an exhibit to the Registration Statement are not necessarily complete. With respect to each such financial statement, contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved. All information concerning Household Canada contained herein has been furnished by Household Canada and all information concerning Household International has been furnished by Household International.

  Household Canada and Household International are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file applicable reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other material concerning Household International can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

  Although Household International is not required to send a copy of its latest Annual Report to Shareholders to holders of the Securities, Household International will, upon request, send to any holder of Securities a copy of its latest Annual Report to Shareholders, as filed with the Commission, which contains financial information that has been examined and reported upon, with an opinion expressed, by independent certified public accountants.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by Household Canada (File No. 33-62842) and Household International (File No. 1-8198) with the Commission pursuant to the Exchange Act and are incorporated herein by reference and made a part of this Prospectus:

    (a) Household International's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

    (b) Household International's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

    (c) Two Household International Current Reports on Forms 8-K, each dated January 25, 1996 and a Current Report on Form 8-K, dated June 3, 1996;

    (d) Household Canada's Annual Report on Form 40-F for the fiscal year ended December 31, 1995; and

    (e) Household Canada's Quarterly Report filed on Form 6-K for the month of March 1996.

  All documents filed by Household International or Household Canada, as the case may be, with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this

Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents (including any Form 6-K hereafter filed by Household Canada which indicates it is being incorporated herein by reference). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Household International will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (without exhibits other than exhibits specifically incorporated by reference). Requests should be directed to:

                           Household International, Inc.
                           2700 Sanders Road
                           Prospect Heights, Illinois 60070
                           Attention: Office of the Secretary
                           Telephone: 847-564-5000

                            HOUSEHOLD INTERNATIONAL

  Household International was formed in 1981 as a holding company for various subsidiaries which operated in the financial services, manufacturing, transportation and merchandising industries. In 1985 Household International initiated a restructuring program that resulted in the disposition of its merchandising, transportation and manufacturing businesses. This has enabled Household International to focus its resources in the financial services industry. Household International's principal executive office is located at 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone: 847-564-5000).

  Through subsidiaries, such as Household Finance Corporation ("HFC"), Household Bank, f.s.b., Household Bank (Nevada), National Association, Household Retail Services, Inc., Household Canada, and HFC Bank plc, Household International offers numerous consumer finance products, including home equity credit lines, revolving and closed-end unsecured personal loans, private label credit cards, and VISA* and MasterCard* credit cards. Also, in conjunction with its consumer finance business, and where applicable laws permit, Household International makes credit life, credit accident and health and household contents insurance available to its customers.

  The ongoing commercial finance operations of Household International are generally administered by Household Commercial Financial Services, Inc. ("Household Commercial"), a subsidiary of HFC. Products offered by Household Commercial include loan and lease financing to businesses for capital equipment, including aircraft and other transportation equipment, and specialized secured corporate loans. In addition, Household Commercial also invests in publicly issued or privately placed term preferred stocks of unaffiliated entities.

                    HOUSEHOLD FINANCIAL CORPORATION LIMITED

  Household Financial Corporation Limited ("Household Canada"), formerly Household Securities Limited, was incorporated by Letters Patent on September 9, 1947, pursuant to a predecessor to the Business Corporations Act (Ontario). Household Canada changed its name from Household Securities Limited to Household Financial Corporation Limited on August 13, 1975 when a Certificate and Articles of Amendment were issued. Household
--------
*VISA and MasterCard are registered trademarks of VISA, USA, Inc. and MasterCard International Incorporated, respectively.

Canada is a wholly-owned subsidiary of Household Global Funding, Inc., which is a wholly-owned subsidiary of Household International. The registered and principal office of Household Canada is at 100 Sheppard Avenue East, Suite 1000, North York, Ontario, M2N 6N7 (telephone: 416-250-3400).

  Household Canada is a holding company which co-ordinates the activities of, arranges the funding of, and furnishes administrative services for its operating subsidiaries. Household Canada and its predecessors have been involved in the consumer finance business in Canada for over 65 years. Household Canada offers a diversified range of consumer financial services to the Canadian public through a network of retail branches. These services include consumer loans, retail finance, revolving credit and the acceptance of deposits. They are offered by Household Canada through four principal operating subsidiaries: Household Finance Corporation of Canada, Household Realty Corporation Limited, Merchant Retail Services Limited and Household Trust Company. In 1991, a decision was made by Household Canada to no longer offer commercial mortgages and a liquidation strategy in respect of the commercial mortgage lending portfolio was implemented. In 1995, Household Canada discontinued its conventional first mortgage lending operations and disposed of the majority of its portfolio.

  The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that Household Canada is incorporated or organized under the laws of Canada, that some or all of its officers and directors may be residents of Canada and that all or a substantial portion of the assets of Household Canada and of those persons may be located outside the United States.

                                USE OF PROCEEDS

  Household Canada will apply the net proceeds from the sale of the Securities to its general funds to be used for general corporate purposes, including to fund investments in, or extensions of credit to, its operating subsidiaries; to reduce other outstanding indebtedness (which may include indebtedness owed to its affiliates, including Household International); or to fund acquisitions of other companies or portfolios.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The ratios of earnings to fixed charges for Household International and Household Canada for the periods indicated below were as follows:

                                         THREE MONTHS
                                          ENDED MARCH
                                              31,      YEAR ENDED DECEMBER 31,
                                         ------------- ------------------------
                                          1996   1995  1995 1994 1993 1992 1991
                                         ------ ------ ---- ---- ---- ---- ----
Household International and
 subsidiaries...........................   1.45   1.37 1.47 1.41 1.38 1.19 1.10
Household Canada and subsidiaries.......   1.00   0.94 1.07 0.86 0.77 0.79 0.83

  For purposes of calculating the ratio, earnings consist of income from continuing operations to which has been added income taxes and fixed charges. For Household International, fixed charges consist of interest on all indebtedness (including capitalized interest) and one-third of rental expense (approximate portion representing interest). For Household Canada, fixed charges consist of interest on all indebtedness (excluding capitalized interest and one-third of rental expense); the respective ratios calculated on a basis including capitalized interest and one-third of rental expense are 1.00, 0.94, 1.07, 0.86, 0.77, 0.79 and 0.83, respectively.

                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

  The following description of the Debt Securities and Guarantees sets forth certain general terms and provisions of the Debt Securities and Guarantees to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent to which such general terms and provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

GENERAL

  The Offered Debt Securities will constitute unsecured senior debt of Household Canada, will rank on a parity with other unsecured senior debt of Household Canada and will be unconditionally guaranteed as to payment of principal, interest and premium, if any, by Household International. The Offered Debt Securities will be issued under one of two indentures specified elsewhere herein (the "Indentures"). Copies of the Indentures are filed as exhibits to the Registration Statement which registers the Securities and the Guarantees with the Commission. The following summaries do not purport to be complete and, where particular provisions of the Indentures are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries, which are qualified in their entirety by such reference.

  The Indentures provide that Debt Securities may be issued thereunder from time to time in one or more series and do not limit the aggregate principal amount of the Debt Securities, except as may be otherwise provided with respect to any particular series of Offered Debt Securities.

  Unless otherwise indicated in the Prospectus Supplement with respect to any particular series of Offered Debt Securities, the Debt Securities will be issued in definitive registered form without coupons, will be exchangeable for authorized denominations and will be transferable at any time or from time to time. No charge will be made to any Holder for any exchange or registration of transfer except for any tax or governmental charge incident thereto. The Debt Securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a Depositary. See "Book-Entry System" below.

  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms and other information to the extent applicable with respect to the Offered Debt
Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) Household Canada will be paid for the Offered Debt Securities and the initial offering price, if any, at which the Offered Debt Securities will be offered to the public; (4) the currency, currencies or currency units for which the Offered Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Offered Debt Securities may be payable; (5) the date or dates on which the Offered Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (7) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (8) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or purchase fund provisions, be redeemed by Household Canada, and the other detailed terms and provisions of such sinking and/or purchase funds;
(9) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of Household Canada or of the Holder thereof and the other detailed terms and provisions of such optional redemption; (10) the securities exchange, if any, on which the Offered Debt Securities will be listed; and (11) additional provisions, if any, with respect to the Offered Debt Securities. With respect to Offered Debt Securities sold through dealers acting as agents, however, the maturities and interest rates of such Offered Debt Securities may be established by Household Canada from time to time and, if not set forth in the Prospectus Supplement relating thereto, will be made available through such dealers.

  If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

  Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a discount below their stated principal amount. "Original Issue Discount Securities" means any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuance thereof. As used in the following summary of certain terms of the Debt Securities, the term "principal amount" means, in the case of any Original Issue Discount Security, the amount that would then be due and payable upon acceleration of the maturity thereof, as specified in such Debt Securities.

BOOK-ENTRY SYSTEM

  If so indicated in the Prospectus Supplement with respect to any series of Offered Debt Securities, such Offered Debt Securities will be represented by one or more global securities (the "Global Security"). The Global Security will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. Except under circumstances described below, such Offered Debt Securities will not be issuable in definitive form.

  The Depositary has advised Household Canada, Household International and any underwriters, dealers or agents named in the applicable Prospectus Supplement as follows: the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Upon the issuance of the Global Security, the Depositary will credit on its book-entry registration and transfer system the accounts of participants with the respective principal amounts of the Offered Debt Securities represented by the Global Security. Ownership of beneficial interests in the Global Security will be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

  So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Offered Debt Securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have Offered Debt Securities represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Offered Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Principal and interest payments on Offered Debt Securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. None of Household Canada, Household International, the Trustee, any paying agent or the registrar for the Offered Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  Household Canada expects that the Depositary for the Offered Debt Securities or its nominee, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary or its nominee. Household Canada also expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

  If the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Household Canada within 90 days, Household Canada will issue Offered Debt Securities in definitive form in exchange for the entire Global Security. In addition, Household Canada may at any time and in its sole discretion determine not to have the Offered Debt Securities represented by the Global Security and, in such event, will issue Offered Debt Securities in definitive form in exchange for the entire Global Security. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in definitive form of Offered Debt Securities represented by the Global Security equal in principal amount to such beneficial interest and to have such Offered Debt Securities registered in its name. Offered Debt Securities so issued in definitive form will be issued as registered Offered Debt Securities in denominations of U.S. $100,000 or any amount in excess thereof which is an integral multiple of U.S.$1,000, unless otherwise specified by Household Canada.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the Offered Debt Securities will be made by the underwriters, dealers or agents in immediately available funds and all payments of principal and interest thereon will be made by Household Canada in immediately available funds.

GUARANTEES

  Household International will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Guarantees are unsecured obligations of Household International and will rank equally with all other unsecured and unsubordinated obligations of Household International. The Guarantees provide that in the event of a default in payment of principal, premium, if any, or interest on a Debt Security, the Holder of the Debt Security may institute legal proceedings directly against Household International to enforce the Guarantee without first proceeding against Household Canada. The Indentures provide that Household International may, without the consent of any Holder, under certain circumstances assume all rights and obligations of Household Canada under the Indentures with respect to a series of Debt Securities. Upon such an assumption, Household Canada shall be released from its liabilities with respect to such series of Debt Securities. (Section 2.12)

  Household International is principally a holding company whose primary source of funds is dividends from its subsidiaries. Dividend distributions to Household International from its banking and insurance subsidiaries may be restricted by federal and state laws and regulations. Dividend distributions from its foreign subsidiaries, including Household Canada, may also be restricted by exchange controls of the country in which the subsidiary is located. Also, as a holding company the rights of any creditors or stockholders of Household International to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Household International may itself be a creditor with recognized claims against the subsidiary. Nevertheless, there are no restrictions that currently materially limit Household International's ability to make payments to its creditors at current levels nor are there any restrictions which Household International reasonably believes are likely to limit materially such payments in the future.

INDENTURES

  Offered Debt Securities and the related Guarantees will be issued under (i) an Indenture dated as of May 15, 1993, among Household Canada, Household International and The Bank of New York, as Trustee, or (ii) an

Indenture dated as of May 15, 1993, among Household Canada, Household International and LaSalle National Trust, N.A., as Trustee.

  Unless a different place is specified in the Prospectus Supplement with respect to any particular series of Debt Securities, principal of and interest, if any, on Debt Securities will be payable at the office or agency of the respective Trustee or Paying Agent, if any, in either New York, New York, with respect to the Indenture with The Bank of New York, or in Chicago, Illinois, with respect to the Indenture with LaSalle National Bank; provided, however, that payment of interest may be made at the option of Household Canada by check or draft mailed to the person entitled thereto.

COVENANTS AGAINST CREATION OF PLEDGES OR LIENS

  Household International. Household International covenants in the Indentures that, with the exceptions listed below, it will not issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, security interest, pledge or lien ("security interest") of or upon any of its property, now owned or hereafter acquired, unless the Guarantees, by supplemental indenture, are effectively secured by such security interest equally and ratably with all other indebtedness secured thereby for so long as such other indebtedness shall be so secured. The term "indebtedness for borrowed money" does not include any guarantee, cash deposit or other recourse obligation in connection with the sale or discount by Household International or any of its subsidiaries of finance or accounts receivable, trade acceptances, or other paper arising in the ordinary course of its business.

  The foregoing covenant does not apply to (a) security interests to secure the payment of the purchase price on property, shares of capital stock, or indebtedness acquired by Household International or the cost of construction or improvement of such property or the refinancing of all or any part of such secured indebtedness, provided that such security interests do not apply to any other property, shares of capital stock, or indebtedness of Household International; (b) security interests on property, shares of capital stock, or indebtedness existing at the time of acquisition by Household International;
(c) security interests on property of a corporation which security interests exist at the time such corporation merges or consolidates with or into Household International or which security interests exist at the time of the sale or transfer of all or substantially all of the assets of such corporation to Household International; (d) security interests of Household International to secure any of its indebtedness to a subsidiary; (e) security interests in property of Household International in favor of the United States of America or any state or agency or instrumentality thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance, or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such security interests; (f) security interests on properties financed through tax exempt municipal obligations, provided that such security interests are limited to the property so financed; (g) security interests existing on May 15, 1993; and (h) any extension, renewal, refunding, or replacement (or successive extensions, renewals, refundings, or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (a) through (g) inclusive, provided, however, that the principal amount of indebtedness secured in such extension, renewal, refunding, or replacement does not exceed the principal amount of indebtedness secured at the time by such security interest, and provided further, that such extension, renewal, refunding, or replacement of such security interest is limited to all or part of the property subject to such security interest so extended, renewed, refunded, or replaced.

  Notwithstanding the foregoing, Household International may, without equally and rateably securing the Guarantees, issue, assume, or guarantee indebtedness secured by a security interest not excepted pursuant to clauses (a) through
(h) above, if the aggregate amount of such indebtedness, together with all other indebtedness of, or guaranteed by, Household International existing at such time and secured by security interests not so excepted, does not at the time exceed 10% of Household International's Consolidated Net Worth. As used herein, "Consolidated Net Worth" shall mean the difference between Household International's consolidated assets and consolidated liabilities as shown on Household International's most recent audited consolidated financial statements prepared in accordance with United States generally accepted accounting principles. In addition, an arrangement with any person providing for the leasing by Household International of any property, which property has been or is to be sold or transferred by Household International to such person with the intention that such property be leased back to Household International, shall not be deemed to create any indebtedness secured by a security interest if the obligation with respect to such lease would not be included as liabilities on a consolidated balance sheet of Household International. The Holders of not less than a majority in principal amount of the Debt Securities at the time outstanding under an Indenture, on behalf of the Holders of all of the Debt Securities issued under such Indenture, may waive compliance with the foregoing covenant. (Section 4.04)

  Household Canada. Household Canada covenants in the Indentures that, with the exceptions listed below, it will not create, incur or assume any mortgage, hypothecation, charge, security interest, lien, encumbrance, pledge or other security ("security interest") upon the whole or any part of its undertaking or property, real or personal, present or future, to secure any loan or other indebtedness, present or future, for any money borrowed and premium and interest with respect thereto ("Money Borrowed") or to secure any guarantee by Household Canada of any loan or other indebtedness, present or future, for Money Borrowed, nor will Household Canada permit any security interest securing indebtedness of another corporation to extend to any assets of Household Canada as a result of the amalgamation of Household Canada with, or the sale of all or substantially all of Household Canada's assets to, such other corporation or as a result of the purchase by Household Canada from such other corporation of all or any part of its assets, unless, in either case, the same security interest shall have been or shall as soon as reasonably practicable thereafter be created in favor of and be extended equally to and rateably with the Debt Securities then outstanding.

  The foregoing covenant does not apply to (a) Household Canada issuing or becoming liable on any Purchase Money Obligation (as defined below) or creating or assuming any Purchase Money Mortgage (as defined below); (b) the continuation of any security interest existing on the date of the Indentures;
(c) the assumption by Household Canada of any security interest on any property, real or personal, in existence at the time of acquisition thereof;
(d) the continuation of any Purchase Money Mortgage existing on the date of an amalgamation of Household Canada with, or the transfer of all or substantially all of Household Canada's assets to, or the transfer to Household Canada of all or any part of the other corporation's assets from, another corporation;
(e) any security interest for Money Borrowed of Household Canada, the amount of which, when aggregated with the amount of all other Money Borrowed of Household Canada and of its Subsidiaries (as defined below) then outstanding in respect of which security interest has been given, excluding any security interest pursuant to the other exceptions referred to herein, would not exceed 10% of Consolidated Shareholders' Equity (as defined below); (f) the giving of security interest to secure the Senior Notes; or (g) any security interest not related to the borrowing of money incurred or arising by operation of law in the ordinary course of business.

  As used herein, the following terms have the meanings ascribed to them in this paragraph: "Consolidated Shareholders' Equity" shall mean at any time the paid-in capital plus retained earnings, or minus deficit, as the case may be, plus any other amount which in accordance with generally accepted accounting principles would be classified as part of the shareholders' equity section of a consolidated balance sheet of Household Canada and its Subsidiaries, all determined in accordance with generally accepted accounting principles; "Purchase Money Mortgage" shall mean any mortgage, charge, security interest, pledge, lien, encumbrance or other security created, issued or assumed by Household Canada to secure a Purchase Money Obligation, provided that such mortgage, hypothecation, charge, security interest, pledge, lien, encumbrance or other security is limited to the property acquired in connection with the creation, issue or assumption of such Purchase Money Obligation and is created, issued or assumed substantially concurrently with the acquisition of such property except in the case of immoveable property on which fixed improvements are constructed or installed in which case the same shall be created or issued within a period of 18 months after the acquisition of such property, and any extensions or renewals or replacements of any such Purchase Money Mortgage upon the same property if the principal amount of the indebtedness secured thereby at the time of such extension, renewal or replacement is not increased; "Purchase Money Obligation" shall mean any indebtedness assumed by Household Canada as part of, or issued or incurred to provide Household Canada with funds to pay, the purchase price of moveable or immoveable property acquired by Household Canada, provided that such indebtedness does not exceed 100% of the purchase price of such property, and includes any extension, renewal, replacement or refunding of any such Purchase Money Obligation to the extent of the principal amount outstanding at the time of such extension, renewal, replacement or refunding. In the case of immoveable property so acquired, such terms shall include indebtedness issued or incurred to provide Household Canada with funds to pay, or to reimburse Household Canada for, the purchase price of such property and expenditures made for any fixed improvements constructed or installed thereon within a period of 18 months after the acquisition thereof, provided such indebtedness does not exceed 100% of the aggregate of such purchase price and of such expenditures; "Subsidiary" shall mean any corporation at least a majority of the shares of the Voting Stock (or the equivalent thereof, in the case of corporations organized outside the United States of America) of which shall at the time be owned, directly or indirectly, by Household International or by one or more Subsidiaries thereof, or by Household Canada and one or more Subsidiaries thereof; and "Voting Stock", as applied to the stock of any corporation, shall mean stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.

  Household Canada has agreed to cause each of its Subsidiaries to abide by the covenants noted above, subject to the same qualifications, provided that Household Canada and its Subsidiaries are permitted to give security interests to each other, to accept deposits and invest monies in investments which under applicable law are required to be held in trust or otherwise made available for the persons making such deposits, and to pledge assets to the Government of Canada with respect to the sale of Canada Savings Bonds or other similar activities. The Holders of not less than a majority in principal amount of the Debt Securities at the time outstanding under an Indenture, on behalf of the Holders of all of the Debt Securities issued under such Indenture, may waive compliance with the foregoing covenant. (Section 3.07)

SATISFACTION, DISCHARGE AND DEFEASANCE OF THE INDENTURES AND DEBT SECURITIES

  If there is deposited irrevocably with the Trustee as trust funds for the benefit of the Holders of Debt Securities of a particular series, for the purpose hereinafter stated, an amount, in money or the equivalent in securities of the United States or securities the principal of and interest on which is fully guaranteed by the United States, sufficient to pay the principal, premium, if any, and interest, if any, on such series of Debt Securities on the dates such payments are due in accordance with the terms of such series of Debt Securities through their maturity, and if Household Canada has paid or caused to be paid all other sums payable by it under the applicable Indenture with respect to such series, then Household Canada will be deemed to have satisfied and discharged the entire indebtedness represented by such series of Debt Securities and all the obligations of Household Canada and Household International under such Indenture with respect to such series, except as otherwise provided in such Indenture. In the event of any such defeasance, Holders of such Debt Securities will be able to look only to such trust funds for payment of principal, premium, if any, and interest, if any, on their Debt Securities (Section 7.03)

  For federal income tax purposes, any such defeasance may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, Holders of such Debt Securities may recognize a gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. Such Holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance. Any such defeasance may also give rise to tax consequences under the Income Tax Act (Canada) to Holders.

THE TRUSTEES

  The Bank of New York and affiliates of LaSalle National Trust, N.A. provide lines of credit to Household International or its subsidiaries in the normal course of business. The Trustees act as such with respect to currently outstanding series of debt securities under the respective Indentures and act or may act as trustees from time to time under other indentures of Household International or its subsidiaries.

MODIFICATION OF INDENTURES

  Each Indenture provides that the Holders of not less than a majority in principal amount of each series of Debt Securities at the time outstanding under such Indenture may enter into supplemental indentures for the purpose of amending or modifying, in any manner, provisions of the Indenture or of any supplemental indenture modifying the rights of Holders of such series of Debt Securities. However, no such supplemental indenture,without the consent of the Holder of each outstanding Debt Security affected thereby, shall, among other things, (i) change the maturity of the principal of, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of the Debt Securities, the consent of the Holders of which is required for the execution of any such supplemental indenture or for any waiver of compliance with any covenant or condition in such Indenture. (Section 12.02)

  Each Indenture may be amended or supplemented without the consent of any Holder of Debt Securities under certain circumstances, including (i) to cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture, or in the Debt Securities of any series; (ii) to evidence the succession of another corporation to Household Canada or Household International and to provide for the assumption of all the obligations of Household Canada or Household International under the Indenture by such corporation; (iii) to provide for uncertificated debt securities in addition to certificated debt securities; (iv) to make any change that does not adversely affect the rights of Holders of Debt Securities issued thereunder;
(v) to provide for a new series of Debt Securities; or (vi) to add to rights to Holders of Debt Securities or add additional Events of Default. (Section 12.01)

SUCCESSOR ENTITY

  Household International may not consolidate with or merge into, or transfer, sell or lease its properties and assets as, or substantially as, an entirety to another entity unless the successor entity is a corporation incorporated within the United States and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all obligations of Household International under the Indenture terminate. (Sections 11.01 and 11.02)

  The Indentures do not contain any covenants specifically designed to protect Holders of Debt Securities against a reduction in the creditworthiness of Household International or Household Canada in the event of a highly leveraged transaction.

EVENTS OF DEFAULT

  Each Indenture defines the following as Events of Default with respect to any series of Debt Securities: default for 30 days in the payment of any interest upon any Debt Security of such series issued under such Indenture; default in the payment of any principal of or premium on any such Debt Security; default for 30 days in the deposit of any sinking fund or similar payment for such series of Debt Securities; default for 60 days after notice in the performance of any other covenant in the Indenture; certain defaults for 30 days after notice in the payment of principal or interest, or in the performance of other covenants, with respect to borrowed money under another indenture in which the Trustee for such Debt Securities is trustee which results in the principal amount of such indebtedness becoming due and payable prior to maturity, which acceleration has not been rescinded or annulled; and certain events of bankruptcy, insolvency or reorganization. Household Canada and Household International are required to file with each Trustee annually an Officers' Certificate as to the absence of certain defaults under the Indenture. (Sections 8.01, 3.06 and 4.05)

  If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of not less than a majority in principal amount of outstanding Debt Securities of such series may, under certain circumstances, rescind or annul such declaration of acceleration. (Section 8.02)

  The Holders of not less than a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of such series, waive any past default under the Indenture and its consequences with respect to Debt Securities of such series, except a default (a) in the payment of principal of or premium, if any, or interest, if any, on any Debt Securities of such series, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected. (Section 8.13)

  Each Indenture provides that the Trustee thereunder may withhold notice to Holders of Debt Securities of any default (except in payment of the principal of (or premium, if any) or interest on any Debt Security issued under such Indenture or in the payment of any sinking fund or similar payment) if it considers it in the interest of Holders of Debt Securities to do so. (Section 9.02)

  Holders of Debt Securities may not enforce an Indenture except as provided therein. (Section 8.07) Each Indenture provides that the Holders of a majority in principal amount of the outstanding Debt Securities issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 8.12) The Trustee will not be required to comply with any request or direction of Holders of Debt Securities pursuant to the Indenture unless offered indemnity against costs and liabilities which might be incurred by the Trustee as a result of such compliance. (Section 9.03(e))

                            DESCRIPTION OF WARRANTS

  Household Canada may issue, together with any Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into among Household Canada, Household International and a bank or trust company, as warrant agent ("Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants ("Offered Warrants"). A copy of the forms of Warrant Agreement, including the form of warrant certificates representing the Warrants ("Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The Prospectus Supplement will describe the terms of the Offered Warrants, the Warrant Agreement relating to the Offered Warrants and the Warrant Certificates representing the Offered Warrants, including the following: (1) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Offered Warrants; (2) the designation and terms of any related Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security;
(3) the date, if any, on and after which the Offered Warrants and the related Offered Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Offered Warrants shall commence and the date ("Expiration Date") on which such right shall expire; (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; and (7) any other terms of the Offered Warrants.

  Warrant Certificates will be exchangeable on the terms specified in the Prospectus Supplement for new Warrant Certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF WARRANTS

  Each Offered Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Warrants by payment of such exercise price in full in the manner specified in the Prospectus Supplement. Offered Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Warrants. After the close of business on the Expiration Date, unexercised Warrants will become void.

  Upon receipt of payment of the exercise price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, Household Canada will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                             PLAN OF DISTRIBUTION

  Household Canada may sell the Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement will set forth the terms of the offering of the Offered Debt Securities and any Offered Warrants (collectively, the "Offered Securities"), including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to Household Canada from such sale, any underwriting discounts and other items constituting underwriters' compensation, and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If the Offered Securities are sold through underwriters, the Prospectus Supplement relating thereto will describe the nature of the obligation of the underwriters to take the Offered Securities. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

  The Offered Securities may be sold directly by Household Canada or through agents designated by Household Canada from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Household Canada to such agent will be set forth, in the Prospectus Supplement relating thereto.

  Underwriters and agents who participate in the distribution of the Offered Securities may be entitled under agreements which may be entered into by Household Canada or Household International to indemnification by Household Canada and Household International against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

  If so indicated in the Prospectus Supplement, Household Canada will authorize underwriters, dealers or other persons acting as Household Canada's agents to solicit offers by certain institutions to purchase Offered Securities from Household Canada pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Household Canada. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also being sold to underwriters, Household Canada shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

  There can be no assurance that a secondary market will be created for the Offered Securities or, if it is created, that it will continue.

                              CERTAIN TAX MATTERS

  The Prospectus Supplement will describe the material Canadian federal tax consequences, if any, to an investor who is a citizen or resident of the United States acquiring Securities, including whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

  If interest or principal on the Securities is payable in a currency other than United States dollars, or if an investor would be required to include original issue discount in income as a result of holding Securities, the Prospectus Supplement will contain a discussion of certain United States Federal income tax consequences of acquiring, holding or disposing of such Securities.

                                 ERISA MATTERS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with the ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit certain transactions between a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of Securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

  Household Canada or Household International may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which Household Canada or Household International is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Securities are "marketable obligations" (as defined in Section 407(e) of ERISA) or are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY SECURITIES SHOULD CONSULT WITH ITS COUNSEL.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Description of Notes....................................................... S-2
Use of Proceeds............................................................ S-3
Ratios of Earnings to Fixed Charges........................................ S-3
Certain Tax Matters........................................................ S-4
Underwriting............................................................... S-5
Legal Opinions............................................................. S-5
Experts.................................................................... S-5

                                  PROSPECTUS

Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Household International....................................................   3
Household Financial Corporation Limited....................................   3
Use of Proceeds............................................................   4
Ratios of Earnings to Fixed Charges........................................   4
Description of Debt Securities and Guarantees..............................   4
Description of Warrants....................................................  12
Plan of Distribution.......................................................  13
Certain Tax Matters........................................................  14
ERISA Matters..............................................................  14

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                                 $150,000,000

                              HOUSEHOLD FINANCIAL
                              CORPORATION LIMITED

                          FLOATING RATE SENIOR NOTES
                             DUE NOVEMBER 1, 2001

                       UNCONDITIONALLY GUARANTEED AS TO
                     PAYMENT OF PRINCIPAL AND INTEREST BY

                                   HOUSEHOLD
                              INTERNATIONAL, INC.

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                             PROSPECTUS SUPPLEMENT

                            -----------------------

                              MERRILL LYNCH & CO.

                                LEHMAN BROTHERS

                       CIBC WOOD GUNDY SECURITIES CORP.

                               OCTOBER 25, 1996

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